Exhibit 10.6

CME MEDIA ENTERPRISES B.V.

and

TOP TONE MEDIA HOLDINGS LIMITED

and

KRASSIMIR GUERGOV

__________________________________

DEED OF TERMINATION AND RELEASE
__________________________________

22 April 2010

This DEED OF TERMINATION AND RELEASE (this "Deed") is made as a deed on 22 April 2010:

BETWEEN:

(1)	CME MEDIA ENTERPRISES B.V., a company organized under the laws of the Netherlands, and having its seat at Dam 5b, JS 1012 Amsterdam, the Netherlands ("CME ME");

(2)
TOP TONE MEDIA HOLDINGS LIMITED, a BVI Business company organized under the laws of the British Virgin Islands with registered number 1381053 and having its registered office at 3rd Floor, Omar Hodge Building, Wickhams Cay I, P.O. Box 362, Road Town, Tortola, British Virgin Islands ("Top Tone Holdings"); and

(3)
KRASSIMIR GUERGOV, a citizen of the Republic of Bulgaria, residing at 19, Oborishte Str., 1504 Sofia, Bulgaria, holder of identity card no. 184961630 issued by the Republic of Bulgaria (the "Consultant"), the "Parties" and each a "Party".

WHEREAS:

(A)
On 1 August 2008 CME ME, Top Tone Holdings and Equip Limited entered into a shareholders’ agreement to regulate the business and affairs of Top Tone Media S.A. and Zopal S.A. and its subsidiaries (the "Pro.BG Group") and the rights among themselves as shareholders in Top Tone Media S.A. and Zopal S.A. (the "Shareholders' Agreement").

(B)	On 1 August 2008 CME ME and the Consultant executed a consultancy deed under which the Consultant provided certain consultancy services to CME ME and the Pro.BG Group (the "Consultancy Deed").

(C)
In connection with the Amended and Restated Sale and Purchase Agreement entered into by and among the Parties as of 19 April 2010 (the "Sale and Purchase Agreement"), the Parties have agreed to terminate the Shareholders’ Agreement and the Consultancy Deed and waive any claims arising under such agreements from and after the date hereof.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.	TERMINATION OF THE SHAREHOLDER'S AGREEMENT AND RELEASE

1.1	Each of CME ME and Top Tone Holdings hereby agrees with each other that:

1.1.1
subject to Clause 1.1.3 below, the Shareholders' Agreement (including, without limitation, all provisions thereof which by the terms thereof are stated or intended to survive termination and all rights, authorities and liabilities arising under the Shareholders' Agreement) shall be terminated for all purposes effective upon and from the date hereof (the "Effective Date") and shall be of no further force and effect effective upon and from the Effective Date;

1.1.2
any requirement of notice of termination or delivery of any other document or the doing of any other action or thing by any person required in connection with such termination of the Shareholders' Agreement is hereby waived; and

1.1.3	the confidentiality obligations set out in Clause 21 of the Shareholders' Agreement shall continue to bind CME ME and Top Tone Holdings for a period of two years after the date of this Deed.

1.2	Save in the case of fraud or any other criminal acts under applicable law, effective upon and from the Effective Date, each of CME ME and Top Tone Holdings irrevocably and unconditionally:

1.2.1
releases, waives and discharges each other from any and all past, present and future claims, defences, liabilities, demands, indebtedness, losses, damages, deficiencies, obligations or responsibilities, liquidated or unliquidated, secured or unsecured, known or unknown, absolute, contingent or otherwise, whether or not accrued ("Liabilities") arising under, by reference to or in connection with the Shareholders' Agreement; and

1.2.2
undertakes to and covenants with each other not to make any claims or demands in respect of such Liabilities arising under, by reference to or in connection with the Shareholders' Agreement or otherwise.

2.	TERMINATION OF THE CONSULTANCY DEED AND RELEASE

2.1	Each of CME ME and the Consultant hereby agrees with each other that:

2.1.1
subject to Clause 2.1.3 below, the Consultancy Deed (including, without limitation, all provisions thereof which by the terms thereof are stated or intended to survive termination and all rights, authorities and liabilities arising under the Consultancy Deed) shall be terminated for all purposes effective upon and from the Effective Date and shall be of no further force and effect effective upon and from the Effective Date;

2.1.2
any requirement of notice of termination or delivery of any other document or the doing of any other action or thing by any person required in connection with such termination of the Consultancy Deed is hereby waived; and

2.1.3	the confidentiality obligations set out in Clause 5 of the Consultancy Deed shall continue to bind CME ME and the Consultant for a period of two years after the date of this Deed.

2.2	Save in the case of fraud or any other criminal acts under applicable law, effective upon and from the Effective Date, each of CME ME and the Consultant irrevocably and unconditionally:

2.2.1	releases, waives and discharges each other from any and all past, present and future Liabilities arising under, by reference to or in connection with the Consultancy Deed; and

2.2.2	undertakes to and covenants with each other not to make any claims or demands in respect of such Liabilities arising under, by reference to or in connection with the Consultancy Deed or otherwise.

3.	FURTHER UNDERTAKINGS

3.1
CME ME hereby agrees to pay to Top Tone Holdings on the Effective Date the sum of US$17,980,000 in full and final settlement of all of its obligations arising under the Shareholders' Agreement, the Consultancy Deed and this Deed (the "Termination Payment"). Top Tone Holdings and the Consultant hereby acknowledge that the Termination Payment represents good and valuable consideration for the purposes of this Deed.

3.2
Each of the Parties to this Deed agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as may be necessary or reasonably desirable to implement and/or give effect to this Deed.

3.3
Each of the Parties hereby represents and warrants to each other Party that it has not assigned or otherwise transferred any of the Liabilities in respect of the Shareholders Agreement or the Consultancy Deed to any third party.

4.	COUNTERPARTS

This Deed may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which is an original but all of which together constitute one and the same instrument.

5.	NO RIGHTS UNDER CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

6.	GOVERNING LAW AND DISPUTE RESOLUTION

6.1	This Deed is governed by and shall be construed in accordance with English law.

6.2
Any disputes, claims or controversy arising out of or related to this Deed, including any question as to its formation, validity or interpretation, which cannot be resolved by negotiations between the Parties shall be settled by arbitration on an ad hoc basis in accordance with the Rules of the London Court of International Arbitration, which are deemed to be incorporated by reference into this Clause 6.2, except to the extent modified by this Clause 6.2.  The tribunal shall consist of three arbitrators. CME ME shall nominate one arbitrator, Top Tone Holdings and the Consultant shall jointly nominate one arbitrator and the third arbitrator shall be appointed by the two arbitrators nominated by the Parties.  Any Party shall have the right to initiate the proceedings.

6.3
The seat of the arbitration shall be London, England.  The language of the arbitration shall be English, except that any party to the arbitration may submit testimony or documentary evidence in Bulgarian, whereupon it shall also furnish a certified translation or interpretation of any such evidence into English.

6.4
If any dispute arising out of or relating to this Deed (hereinafter referred to as a "Related Dispute") raises issues which are substantially the same as or connected with issues raised in another dispute which has already been referred to arbitration under this Deed (an "Existing Dispute"), the tribunal appointed or to be appointed in respect of any such Existing Dispute shall also be appointed as the tribunal in respect of any such Related Dispute.  Where, pursuant to the foregoing provisions, the same tribunal has been appointed in relation to two or more disputes, the tribunal may, with the agreement of all the parties concerned or upon the application of one of the parties, being a party to each of the disputes, order that the whole or part of the matters at issue shall be heard together upon such terms or conditions as the tribunal thinks fit.  The tribunal shall have power to make such directions and any interim or partial award as it considers just and desirable.

6.5
The Parties agree that money damages would not be a sufficient remedy for any breach of this Deed by Top Tone Holdings or the Consultant and that in addition to all other remedies, CME shall be entitled to specific performance and to injunctive or other equitable relief as remedies for any such breach or threatened breach of this Deed by Top Tone Holdings or the Consultant without proof of actual damages.  The Parties agree not to oppose the granting of such relief, and to waive, and to use their best efforts to cause any Affiliate to waive, any requirement for the securing or posting of any bond in connection with such remedy.

7.	General

The provisions of Clauses 10 (Confidentiality), 12 (Notices), 15 (Amendments), 16 (Waiver), 17 (Costs and Expenses), 19 (Assignment), 21 (Severability) of the Sale and Purchase Agreement are incorporated by reference herein mutatis mutandis.

EXECUTED and DELIVERED by the Parties as a deed on the date specified at the beginning of this Deed of Termination and Release.

EXECUTED and DELIVERED as a DEED	)
by	)
CME MEDIA ENTERPRISES B.V.	)
acting by Pan Invest B.V, represented by	)
G. v. d. Berg	)	/s/ Gerben van den Berg
in the presence of:	)

/s/ M.C. Peters – v. Spaendonck
Signature of Witness
Name of Witness: M.C. Peters-v. Spaendonck
Occupation of Witness: Acc. Manager
Address of Witness:

and Alphons van Spaendonck	)	/s/ Alphons van Spaendonck
in the presence of:	)

/s/ M.C. Peters – v. Spaendonck
Signature of Witness

Name of Witness: M.C. Peters-v. Spaendonck
Occupation of Witness: Account Manager
Address of Witness:

EXECUTED and DELIVERED as a DEED by	)
VLADIMIR KRASTEV BROUSSARSKI	)
acting as attorney for	)
TOP TONE MEDIA HOLDINGS LIMITED	)
under a power of attorney dated 16 February 2010)		/s/ Vladimir Krastev Broussarski
in the presence of:	)

/s/ Elitsa Menkova
Name of Witness: Elitsa Menkova		Signature of Witness
Occupation of Witness: Personal Assistant
Address of Witness:

EXECUTED and DELIVERED as a DEED by	)
ROSSITSA PENCHEVA FILIPOVA	)
acting as attorney for	)
TOP TONE MEDIA HOLDINGS LIMITED	)
under a power of attorney dated 16 February 2010)		/s/ Rossitsa Pencheva Filipova
in the presence of:	)

/s/ Elitsa Menkova
Name of Witness: Elitsa Menkova		Signature of Witness
Occupation of Witness: Personal Assistant
Address of Witness:

EXECUTED and DELIVERED as a DEED by	)
KRASSIMIR GUERGOV	)	/s/ Krassimir Guergov
in the presence of:	)

/s/ Elitsa Menkova
Signature of Witness
Name of Witness: Elitsa Menkova
Occupation of Witness: Personal Assistant
Address of Witness: